EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

BIONOVO, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus, which is part of the Registration Statement (the “Prospectus”), of our report, dated March 15, 2010, relating to the consolidated balance sheets as of December 31, 2009 and 2008 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years ending December 31, 2009, 2008 and 2007 and for the period from inception (February 1, 2002) to December 31, 2009, which appear in Bionovo, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. Our report expressed an unqualified opinion on those consolidated financial statements. We also consent to the reference to us under the heading “Experts” in such Registration Statement and Prospectus.

/S/ PMB HELIN DONOVAN, LLP

PMB Helin Donovan, LLP
San Francisco, California

June 11, 2010